UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2013

Astec Industries, Inc.
 (Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

On March 4, 2013, the Company announced that its Board of Directors has established a leadership succession plan pursuant to which it intends to transition the position of Chief Executive Officer and President to Benjamin G. Brock and the position of Chief Operating Officer and Executive Vice President to Richard J. Dorris.  Pursuant to the succession plan, Dr. J. Don Brock, who currently serves as the Company’s Chief Executive Officer, will continue to lead the Company as the Executive Chairman of the Company’s Board of Directors.  In addition, W. Norman Smith, who currently serves as the Company’s President and Chief Operating Officer, will transition to the role of Vice-Chairman of the Company’s Board of Directors.

The date of the final implementation of the succession plan, including the appointment of new executive officers, has yet to be determined and its timing will be dependent on several factors.  The Board anticipates, however, that the succession plan will be fully implemented prior to the end of the 2013 fiscal year.

Benjamin G. Brock, age 42, is the son of Dr. Brock and has been an employee of the Company for over twenty years.  He has served as Group Vice President — Asphalt since August 2012 and as President of Astec, Inc. since 2006.  From 2003 until 2006 he held the position of Vice President - Sales of Astec, Inc. and Vice President/General Manager of CEI Enterprises, Inc. from 1997 until 2002.

Richard J. Dorris, age 52, has served as Group Vice President — Energy since August 2012 and as President of Heatec, Inc. since 2004.  From 1999 to 2004 he held the positions of National Accounts Manager, Project Manager and Director of Projects for Astec, Inc.  Prior to joining Astec, Inc. he was President of Esstee Manufacturing Company from 1990 to 1999.

On March 4, 2013, the Company issued a press release with additional information regarding the foregoing.  A copy of this press release is attached to this filing as an exhibit and is incorporated herein by reference.

Item 8.01  Other Events.

On March 4, 2013, the Company also announced that its Board of Directors has adopted a dividend policy pursuant to which the Company intends to pay quarterly cash dividends of $0.10 per share on its common stock, commencing during the Company’s second fiscal quarter in 2013.

The amount of future dividends under the Company’s dividend policy, and the declaration and payment thereof, will be based upon the Company’s financial position, results of operations, cash flows, capital requirements and restrictions under the Company’s existing credit agreement, among other factors, and shall be in compliance with applicable law. The Board of Directors retains the power to modify, suspend or cancel the Company’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future.

On March 4, 2013, the Company issued a press release with additional information regarding the foregoing.  A copy of this press release is attached to this filing as an exhibit and is incorporated herein by reference.

Item 9.01  Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2013	ASTEC INDUSTRIES, INC.
By: /s/ David C. Silvious David C. Silvious Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated March 4, 2013